Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Electronic Arts Inc.:

We consent to the use of our report with respect to the consolidated financial statements, the related financial statement schedule and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report refers to a change in the method of accounting for leases as of March 31, 2019 and a change in the method of accounting for revenue recognition as of April 1, 2018.

/s/ KPMG LLP
Santa Clara, California
April 30, 2021